EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 9th day of December, 2002, by and among FREEDOM BANCSHARES, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company"); FREEDOM BANK OF GEORGIA, (In Organization), a proposed state bank being organized under the laws of the State of Georgia (the "Bank") (collectively, the Company and the Bank are referred to hereinafter as the "Employer"); and TOM W. RANKIN, a resident of the State of Alabama (the "Executive").

                                    RECITALS:

     The  Employer  desires  to  employ  the  Executive  as  President and Chief
Executive Officer of the Company and the Bank and the Executive desires to accept such employment.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.     DEFINITIONS.  Whenever  used  in  this Agreement, the following terms and
       -----------
their variant forms shall have the meaning set forth below:

       1.1     "AGREEMENT"  shall  mean  this  Agreement  and  any  exhibits
                ---------
incorporated herein together with any amendments hereto made in the manner described in this Agreement.

       1.2     "AREA"  shall  mean  the geographic area within the boundaries of
                ----
Jackson County, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement as of the Effective Date.

       1.3     "BEGINNING  DATE"  shall  mean  November  1,  2002.
                ---------------

       1.4     "BUSINESS  OF  THE EMPLOYER" shall mean the business conducted by
                --------------------------
the Employer, which is the business of commercial banking.

       1.5     "CAUSE"  shall  mean:
                -----

               1.5.1     With  respect  to  termination  by  the  Employer:

                    (a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by the Employer. Such notice shall (i) specifically identify the duties that the Board of Directors of the Company or the Bank believes the Executive has failed to perform and (ii) state the facts upon which such determination is made;

                    (b) Conduct by the Executive that amounts to fraud, dishonesty, disloyalty or willful misconduct in the performance of his duties and responsibilities hereunder;

                    (c) Arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of a crime involving breach of trust or moral turpitude or any felony;

                    (d) Conduct by the Executive that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

                    (e) Conduct by the Executive that results in removal from his position as an officer or executive of the Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employer.

               1.5.2 With respect to termination by the Executive, a material diminution in the powers, responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by the Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Executive.

     1.6   "CHANGE  OF  CONTROL"  means  any  one  of  the  following  events:
            -------------------

          (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Company or the Bank if, after the transaction, the acquiring person or persons owns controls or holds the power to vote fifty percent (50%) or more of any class of voting securities of the Company or the Bank;

          (b) within any twelve-month period (beginning on or after the Effective Date), the persons who were directors of either the Company or the Bank immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such Board of Directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

          (c) a reorganization, merger, share exchange combination or consolidation, with respect to which persons who were the stockholders of either the Company or the Bank immediately prior to such reorganization, merger, share exchange combination or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, combined or consolidated company's then outstanding voting securities; or


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
          (d) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

       1.7   "CONFIDENTIAL  INFORMATION"  means data and information relating to
              -------------------------
the business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

       1.8   "DISABILITY"  shall  mean the inability of the Executive to perform
              ----------
each of his material duties under this Agreement for the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

       1.9   "EFFECTIVE  DATE"  shall mean the date the Bank opens for business.
              ---------------

       1.10   "EMPLOYER  INFORMATION"  means  Confidential Information and Trade
               ---------------------
Secrets.

       1.11   "INITIAL  TERM"  shall  mean that period of time commencing on the
               -------------
Beginning Date and running until the earlier of the close of business on the last business day immediately preceding the third anniversary of the Beginning Date or any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

       1.12   "TERM"  shall  mean  the  Initial  Term and all subsequent renewal
               ----
periods.

       1.13   "TRADE  SECRETS"  means  Employer  information  including, but not
               --------------
limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.   DUTIES.
     ------

     2.1   POSITION.  The Executive is employed as President and Chief Executive
           --------
Officer of the Company and the Bank and, subject to the direction of the Board of Directors of the Company and the Bank or the applicable Board's designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by such Board of Directors in


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
connection with the conduct of the Employer's business. The duties and responsibilities of the Executive are set forth on Exhibit "A" attached hereto.
                                                    -----------

     2.2   FULL-TIME  STATUS.  In  addition  to  the duties and responsibilities
           -----------------
specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

          (a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

          (b) diligently follow and implement all reasonable and lawful financial policies and decisions communicated to him by the Board of Directors of the Company and the Bank; and

          (c) timely prepare and forward to the Board of Directors of the Company and the Bank all reports and accountings as may be requested of the Executive.

     2.3     PERMITTED  ACTIVITIES.  The  Executive  shall  devote  his  entire
             ---------------------
business time, attention and energies to the Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from:

          (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Executive in their operation or affairs and in which his participation is solely that of an investor;

          (b) purchasing securities in any corporation, the securities of which are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and

          (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Board of Directors of the Company or the Bank approves in writing of such activities prior to the Executive's engaging in them.

3.   TERM  AND  TERMINATION.
     ----------------------

     3.1   TERM.     This  Agreement  shall  remain  in effect  for  the Initial
           ----
Term. At the end of the Initial Term and at the end of each twelve-month extension thereof, this Agreement shall automatically be renewed for a successive twelve-month period unless either party gives written notice to the other of its or his intent not to renew this Agreement with such written notice to be given not less than ninety (90) days prior to the end of the Initial Term or such twelve-month period. In the event such notice of non-renewal is properly given, this Agreement shall terminate at the end of the remaining term then in effect.

     3.2   TERMINATION.  During  the Term, the employment of the Executive under
           -----------
this Agreement may be terminated only as follows:

          3.2.1     By  the  Employer:

               (a) In the event that the Bank fails to receive its regulatory charter, or the Company fails to raise the necessary capital required to open the Bank, and should the Company's or the Bank's Board of Directors decide to forgo future efforts to open the Bank, in which event the Employer shall be required to continue to meet its obligation to the Executive under Section 4.1 for twelve (12) months following the effective date of termination;

               (b)  For  Cause, upon written notice to the Executive pursuant to
          Section 1.5.1 hereof, in which event the Employer shall have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of termination;

               (c) Without Cause at any time, provided that the Employer shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Executive under Section 4.1 for the greater of (i) the remainder of the Term or (ii) twelve (12) months following the effective date of termination; or

               (d) Upon the Disability of the Executive at any time, provided that the Employer shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event, for six (6) months following the effective date of termination or until the Executive begins receiving payments under the long-term disability policy maintained for the employees of the Company and/or the Bank, if any, whichever occurs first, the Employer shall be required to continue to meet its obligations under Sections 4.1.

          3.2.2     By  the  Executive:

               (a)  For  Cause,  upon written notice to the Employer pursuant to
          Section 1.5.2 hereof, in which event the Employer shall be required to continue to meet its obligations to the Executive under Section 4.1 the greater of (i) the remainder of the Term or (ii) twelve (12) months following the effective date of termination; or

               (b) Without Cause, provided that the Executive shall give the Employer sixty (60) days' prior written notice of his intent to terminate, in which event the Employer shall have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of the termination.

          3.2.3 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Executive except for payment of amounts due and owing under Section 4 on the effective date of termination.

          3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive's death, in which event the Employer shall have no further obligation to the Executive's estate except for payment of amounts due and owing under Section 4 on the date of the Executive's death.

     3.3   CHANGE OF CONTROL.  If,  within  six (6) months following a Change of
           -----------------
Control, the Executive terminates his employment with the Employer under this Agreement for Cause or the Employer terminates Executive's employment without Cause, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a lump sum severance payment equal to the amount of the Executive's current Base Salary that would be payable over a period equal to the greater of (i) the remainder of the Term or (ii) twelve (12) months following the effective date of termination, to be paid in full on the last day of the month following the effective date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the "Code"). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Company or the Bank or in the ownership of a substantial portion of the assets of the Company or the Bank (the "Aggregate Severance") would result in a "parachute payment," as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive's "base amount" for the "base period," as those terms are defined under Section 280G of the Code. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

     3.4   EFFECT OF TERMINATION. Upon termination of the Executive's employment
           ---------------------
hereunder for any reason, the Employer shall have no further obligations to the Executive or the Executive's estate with respect to this Agreement, except for the payment of any amounts accrued or otherwise due and owing under Section 4 hereof and unpaid as of the effective date of the termination of employment and payments set forth in Sections 3.2.1(a), (c) and (d), Section 3.2.2(a), or
Section  3.3  as  applicable.

4.     COMPENSATION.  The  Executive  shall  receive  the  following  salary and
       ------------
benefits  during  the  Term,  except  as  otherwise  provided  below:

     4.1   BASE  SALARY.  The  Executive  shall be compensated at an annual base
           ------------
rate of $135,000 (the "Base Salary"). The obligation for payment of Base Salary shall be apportioned between the Company and the Bank as they may agree from time to time in their sole discretion. The Executive's Base Salary shall be reviewed by the non-employee directors of the Board of Directors of the Company and the Bank (the "Outside Directors") at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Outside Directors based on their evaluations of the Executive's performance. Any increase in the Executive's Base Salary shall be generally at least equal to any increase received by other officers similarly situated to the Executive. Base Salary shall be payable in accordance with the Employer's normal payroll practices, except that, Base Salary earned by the Executive for the months of November and December of 2002 shall be accrued and payable to the Executive as of the first payroll period in January of 2003.

     4.2   INCENTIVE COMPENSATION.  The  Executive  shall be eligible to receive
           ----------------------
annual bonus compensation (the "Annual Bonus") in an amount equal to up to fifty percent (50%) of the Executive's Base Salary, which amount shall be determined based on performance goals established by the Board of Directors of the Company and the Bank; provided, however, that the Executive shall only be entitled to an Annual Bonus if the Bank has a CAMELS rating of 1 or 2 for the year to which the Annual Bonus relates. Any Annual Bonus will be payable within ninety (90) days following the last day of the calendar year for which such Annual Bonus is earned.

     4.3   STOCK  OPTIONS.  As  soon  as  practicable after the date hereof, the
           --------------
Company will establish a stock incentive plan and will grant to the Executive an incentive stock option to purchase 20,000 shares of the Company's common stock at an exercise price of $10.00 per share. The option will be issued by the Company pursuant to the Company's stock incentive plan and subject to the terms of a related stock option agreement. The option will vest according to the vesting schedule set forth in the applicable stock option agreement. Upon a Change of Control, the option will become fully vested and exercisable, subject to restrictions as may be imposed by the Bank's primary regulator. The option shall expire generally upon the earliest of (i) three (3) months following the Executive's termination of employment; (ii) one (1) year following the Executive's termination of employment due to death or disability; or (iii) the tenth anniversary of the option grant date.

     4.4   AUTOMOBILE.  The Employer  will  provide the Executive with a monthly
           ----------
automobile  allowance  equal  to  $650  per  month.

     4.5   HEALTH  INSURANCE.  The  Employer  will  reimburse  the Executive for
           -----------------
the cost of premium payments paid by the Executive for COBRA continuation health insurance coverage covering the Executive and the members of his immediate family as offered by the Executive's prior employer until such time as the Executive and the members of his immediate family are no longer eligible for COBRA continuation health insurance coverage or the Company or the Bank, as applicable, adopts a health insurance plan for employees of the Company and/or the Bank, whichever occurs first.

     4.6   RELOCATION EXPENSES.  The  Employer agrees to reimburse the Executive
           -------------------
for  reasonable  and  necessary  moving expenses incurred in connection with the


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
Executive's relocation to the Jackson County, Georgia area in an amount not to exceed $4,500. In addition, for a period of up to six (6) months following the Beginning Date, the Employer will reimburse the Executive for reasonable and necessary temporary living expenses (including, but not limited to rent and utility expenses) incurred by the Executive in the Jackson County, Georgia area in an amount not to exceed $400 per week. As a condition to reimbursement pursuant to this Section, the Executive shall submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service. The Executive acknowledges that the Employer has made no representations concerning the taxability or nontaxability of any of the reimbursements contemplated by this
Section  4.6.

     4.7   BUSINESS  EXPENSES;  MEMBERSHIPS.  The  Employer  specifically agrees
           --------------------------------
to  reimburse  the  Executive  for:

          (a) reasonable and necessary business expenses (including travel) incurred by him in the performance of his duties as approved by the Board of Directors of the Company and/or the Bank;

          (b) the reasonable dues and business related expenditures associated with membership in trade and professional associations, as are mutually agreed upon by the Executive and the Employer, which are commensurate with the Executive's position; and

          (c) the dues and business related expenditures, including initiation fees, associated with membership in a single country club as selected by the Executive and approved by the Board of Directors of the Company and/or the Bank;

provided, however, that the Executive shall, as a condition of any reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.8   VACATION.  On a non-cumulative basis, the Executive shall be entitled
           --------
to four (4) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

     4.9   BENEFITS.  In  addition  to  the  benefits  specifically described in
           --------
this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Employer similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing and retirement plans, dental, health, life and disability insurance benefits, sick leave and such other benefits as the Employer deems appropriate.

     4.10   WITHHOLDING.  The  Employer  may  deduct  from  each  payment  of
            -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income tax, FICA and other withholding requirements.

5.    EMPLOYER  INFORMATION.
      ---------------------

     5.1   OWNERSHIP  OF  EMPLOYER  INFORMATION.   All  Employer  Information
           ------------------------------------
received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2   OBLIGATIONS  OF  THE  EXECUTIVE.  The  Executive  agrees:
           -------------------------------

          (a)  to  hold  Employer  Information  in  strictest  confidence;

          (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Employer Information or any physical embodiments of Employer Information; and

          (c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Employer Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Employer Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Employer when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of two (2) years following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

     5.3   DELIVERY  UPON REQUEST OR TERMINATION.  Upon request by the Employer,
           -------------------------------------
and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Employer Information then in his possession or control.

6.     NON-COMPETITION.  The  Executive agrees that during his employment by the
       ---------------
Employer  hereunder  and,  in  the  event  of  his  termination:

     -    by the Employer for Cause pursuant to Section 3.2.1(b),
     -    by the Employer without Cause pursuant to Section 3.2.1(c),
     -    by the Executive for Cause pursuant to Section 3.2.2(a),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by  the  Executive  in connection with a Change of Control pursuant to
          Section  3.3

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer (including as an organizer, director or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Employer.

7.     NON-SOLICITATION  OF  CUSTOMERS.  The  Executive  agrees  that during his
       -------------------------------
employment by the Employer hereunder and, in the event of his termination:

     -    by the Employer for Cause pursuant to Section 3.2.1(b),
     -    by the Employer without Cause pursuant to Section 3.2.1(c),
     -    by the Executive for Cause pursuant to Section 3.2.2(a),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by the Executive  in  connection  with a Change of Control pursuant to
          Section  3.3

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer's customers, including prospective customers actively sought by the Employer, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with those provided by the Employer.

8.     NON-SOLICITATION  OF  EMPLOYEES.  The  Executive  agrees  that during his
       -------------------------------
employment  by  the  Employer  hereunder  and,  in the event of his termination:

     -    by the Employer for Cause pursuant to Section 3.2.1(b),
     -    by the Employer without Cause pursuant to Section 3.2.1(c),
     -    by the Executive for Cause pursuant to Section 3.2.2(a),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by  the  Executive  in connection with a Change of Control pursuant to
          Section  3.3

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Employer, whether or not:

     - such employee is a full-time employee or a temporary employee of the Employer,
     -    such employment is pursuant to written agreement, or
     -    such employment is for a determined period or is at will.

9.     REMEDIES.  The  Executive agrees that the covenants contained in Sections
       --------
5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10.     SEVERABILITY.  The parties agree that each of the provisions included in
        ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with, and valid and enforceable under, the law or public policy.

11.     NO SET-OFF BY THE EXECUTIVE.  The existence of any claim, demand, action
        ---------------------------
or cause of action by the Executive against the Employer whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.     NOTICE.  All  notices  and  other  communications  required or permitted
        ------
under this Agreement shall be in writing and shall be delivered by hand or, if mailed, shall be sent via the United States Postal Service, certified mail, return receipt requested or by overnight courier. All notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                       (i)    If  to  the  Company,  to  it  at:

                              Freedom  Bancshares,  Inc.
                              244  John  B.  Brooks  Rd.
                              Pendagrass,  GA  30567

                       (ii)   If  to  the  Bank,  to  it  at:

                              Freedom  Bank  of  Georgia
                              244  John  B.  Brooks  Rd.
                              Pendagrass,  GA  30567

                       (iii)  If  to  the  Executive,  to  him  at:

                              Tom  W.  Rankin
                              P.O.  Box  1575
                              Albertville,  AL  35950

Any party hereto may change his or its address by advising the others, in writing, of such change of address.

13.     ASSIGNMENT.  Neither  party hereto may assign or delegate this Agreement
        ----------
or any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14.     WAIVER.  A  waiver  by one party to this Agreement of any breach of this
        ------
Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.     ARBITRATION.  Any  controversy  or  claim  arising out of or relating to
        -----------
this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in a state court of Jackson County or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings.
EXECUTIVE  MUST  INITIAL  HERE:   /s/  TR .
                                 ---------

16.     ATTORNEYS'  FEES.  In the event that the parties have complied with this
        ----------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17.     APPLICABLE  LAW.  This  Agreement  shall be construed and enforced under
        ---------------
and in accordance with the laws of the State of Georgia.

18.     INTERPRETATION.  Words  importing any gender include all genders.  Words
        --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.     ENTIRE  AGREEMENT.  This  Agreement  embodies  the  entire  and  final
        -----------------
agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20.     RIGHTS  OF  THIRD  PARTIES.  Nothing  herein expressed is intended to or
        --------------------------
shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.     SURVIVAL.  The  obligations  of the Executive pursuant to Sections 5, 6,
        --------
7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

22.     JOINT  AND  SEVERAL.  The obligations of the Company and the Bank to the
        -------------------
Executive  hereunder  shall  be  joint  and  several.

     IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.


                                          FREEDOM  BANCSHARES,  INC.


                                          By:         /s/  Thomas  H.  Hardy
                                                 -------------------------------
                                                 Signature

                                                      Thomas  H.  Hardy
                                                 -------------------------------
                                                 Print  Name

Attest:    /s/ Richard S. Adams, Sr.                  Chairman
       -------------------------------           -------------------------------
       R.S. (Steve) Adams                        Title



                                          FREEDOM  BANK  OF  GEORGIA


                                          By:         /s/  Thomas  H.  Hardy
                                                 ----------------------
                                                 Signature

                                                      Thomas  H.  Hardy
                                                 -------------------------------
                                                 Print  Name

Attest:    /s/ Richard S. Adams, Sr.                  Chairman
       -------------------------------           -------------------------------
       R.S. (Steve) Adams                        Title




                                                 /s/Tom  W.  Rankin
                                         ---------------------------------------
                                         TOM  W.  RANKIN

                                         Date:  12-9-02
                                              ----------------------------------

                                   EXHIBIT "A"
                                   -----------

                              POSITION DESCRIPTION

                            CHIEF EXECUTIVE OFFICER

Function:
--------

     The Chief Executive Officer has responsibility for management of all aspects of the Company and the Bank to ensure maximum profits within the best interests of the shareholders, customers, employees and the community, and consistent also with the safety and soundness of the Bank. In conjunction with the Board of Directors of the Company and the Bank, the Chief Executive Officer has responsibility for the formation and maintenance of capital, capital expenditures, acquisition and/or disposition of assets and the declaration of dividends.

     The Chief Executive Officer is responsible for the planning, implementation and control of long-term objectives subject to the approval of the Board of Directors of the Company and/or the Bank. The Chief Executive Officer develops and maintains organizational structure, hires competent personnel and plans for management succession with the concurrence of the Compensation Committee of the applicable Board of Directors. The Chief Executive Officer coordinates major activities through subordinates, approves budgets and evaluates Company and Bank-wide operations under the guidance of the applicable Board of Directors.

     The Chief Executive Officer provides leadership in establishing overall objectives, policies and plans. The Chief Executive Officer develops the pricing and investment policies in conjunction with various committees of the applicable Board of Directors. The Chief Executive Officer reviews financial and operating statements, and determines adequacy of reserves and makes recommendations to the Board of Directors of the Company and/or the Bank.

     The Chief Executive Officer maintains relationships with customers, peers within the banking community, employees, the Board of Directors of the Company and/or the Bank and regulators. The Chief Executive Officer is responsible for implementing the overall marketing plan for the bank under the guidance of the Board. The Chief Executive Officer is responsible for shareholder relationships and planning the annual shareholders' meeting.

     The Chief Executive Officer acts as the principal representative of the Company and the Bank with the press, other businesses, community and industry associations and government agencies.

     The Chief Executive Officer serves as a member of all committees of the Board of Directors of the Company and/or the Bank, except the audit committee.

Reports  to:
-----------

     The Chief Executive Officer reports to the Board of Directors of the Company and/or the Bank.